UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL		60606-6303
(Address of principal executive offices)		(Zip Code)

(312) 496-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2013 Heidrick & Struggles International, Inc. (“Heidrick & Struggles” or the “Company) appointed Jory J. Marino to serve as the Company’s Interim Chief Executive Officer, as reported in the Company’s Form 8-K filed with the SEC on July 16, 2013. Prior to this appointment, Mr. Marino served as the Company’s Vice Chairman and Region Leader, Americas. On December 23, 2013, in connection with Mr. Marino’s appointment to Interim Chief Executive Officer, the Company entered into an amendment to Mr. Marino’s employment agreement dated December 23, 2013 (the “Amended Agreement”).

Under the Amended Agreement, during the term of his service as Interim CEO, Mr. Marino will receive an adjusted annual management base salary of $750,000. Mr. Marino also will continue to be eligible to earn a discretionary annual bonus (at a target amount of $375,000) for the period during the year when he served as Regional Leader, Americas, which includes the ability to earn from 0-150% of the target amount based on the achievement of Company, regional, and individual goals.

Mr. Marino will continue to receive an annual consultant salary of $300,000 and be eligible for a discretionary annual incentive bonus based on his individual performance as a consultant under the Company’ Fee and Source of Business Plan (the “FSOB Plan”). Mr. Marino will be entitled to payment under the FSOB Plan on a tiered basis, based on the revenue credits earned by him during the year for both origination of new business and for execution of client service engagements.

Mr. Marino will also continue to be eligible for vesting of a long-term incentive grant of $375,000, such vesting to occur ratably over three years subject to performance against certain key performance indicators. The Company will reimburse Mr. Marino for reasonable and customary expenses actually incurred, including the cost of temporary housing (which includes a residence during his tenure as Interim CEO, in Chicago, Illinois, the Company’s headquarters). Mr. Marino continues to be entitled to the same benefits that are provided to all employees generally, including medical, dental and vision benefits, group term life insurance, and participation in the Company’s 401(k) plan.

Under the terms of the Amended Agreement, if the Company terminates Mr. Marino’s employment without cause, Mr. Marino will be entitled to a severance benefit equal to 75% of his Regional Leader base salary and target management bonus. The Amended Agreement also contains customary provisions regarding non-solicitation of employees and non-competition upon termination of employment for a period of one year, as well as customary confidentiality provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heidrick & Struggles International, Inc.
(Registrant)

Date: December 26, 2013	/s/ Stephen W. Beard
General Counsel, Chief Administrative Officer and Secretary